                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement            [_]  Confidential, for Use of the
                                                Commission only (as Permitted by
[_]  Definitive Additional Materials            Rule 14A-6(E)(2))

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            PYRAMID BREWERIES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:


Notes:

                          [LOGO OF PYRAMID BREWERIES]

                            PYRAMID BREWERIES INC.
                           91 So. Royal Brougham Way
                           Seattle, Washington 98134

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

  Notice is hereby given that the Annual Meeting of the shareholders of Pyramid Breweries Inc. (the "Company") will be held at the Hotel Edgewater at Pier 67, 2411 Alaskan Way, Seattle, Washington on Thursday, May 3, 2001 at 9:00 a.m., for the following purposes:

  1.  To elect two directors.

  2. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only shareholders of record at the close of business on March 1, 2001 are entitled to notice of and to vote at the meeting.

  All shareholders are requested to be present in person or by proxy. For the convenience of those shareholders who do not expect to attend the meeting in person and desire to have their shares voted, a form of proxy and an envelope, for which no postage is required, are enclosed. Any shareholder who later finds that he or she can be present at the meeting, or for any reason desires to do so, may revoke the proxy at any time before it is voted.

  Please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the meeting. Your cooperation is appreciated since one-third of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

                                          By Order of the Board of Directors

                                          /s/ Kurt Dammeier

                                          Kurt Dammeier
                                          Chairman

April 3, 2001

                       [LOGO OF PYRAMID BREWERIES INC.]

                            PYRAMID BREWERIES INC.

                                PROXY STATEMENT

                 For Annual Meeting of Shareholders to be held

                                  May 3, 2001

                     SOLICITATION AND REVOCATION OF PROXY

  The enclosed proxies are solicited by the Board of Directors of Pyramid Breweries Inc. (the "Company" or "Pyramid") to be voted at the annual meeting of shareholders to be held on May 3, 2001, or any adjournments thereof (the "Annual Meeting"). The individuals named as proxies are Kurt Dammeier and Martin Kelly. The accompanying notice of meeting, this Proxy Statement and the form of proxy are being first sent to shareholders on or about April 3, 2001.

  All shares represented by proxies received will be voted in accordance with instructions contained therein. In the absence of voting instructions, the shares will be voted for the proposals listed herein and on the proxy. A shareholder giving a proxy has the power to revoke it at any time before it is voted.

  At the close of business on March 1, 2001, there were 7,869,434 shares of common stock, par value $.01 per share (the "Common Stock"), outstanding, which represent all of the voting securities of the Company. Each share of Common Stock is entitled to one vote. Shareholders do not have cumulative voting rights in the election of directors. Only shareholders of record at the close of business on March 1, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. The holders of one-third of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum.

  In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold stock of the Company and request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and regular employees of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram, facsimile or personal contact. All reasonable proxy soliciting expenses will be paid by the Company in connection with the solicitation of votes for the Annual Meeting. The Company does not currently intend to employ any other party to assist in the solicitation process.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 1, 2001, for (i) each person known to the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors and named executive officers (as defined herein), and (iii) all of the Company's executive officers and directors as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power. Except as otherwise noted, the address of the named shareholder is c/o Pyramid Breweries Inc., 91 South Royal Brougham Way, Seattle, Washington 98134.

                                                                    Shares
                                                                 Beneficially
                                                                     Owned
                                                               -----------------
     Name and Address                                           Number   Percent
     ----------------                                          --------- -------
     Kurt Dammeier............................................ 1,613,899  20.5%

     George Hancock........................................... 1,095,000  13.9

     John Stoddard (1)........................................   916,076  11.6

     Martin Kelly (2).........................................   165,818   2.1

     Gary McGrath (3).........................................    37,238     *

     Nick Walpert (4).........................................    47,800     *

     George C. Textor (5).....................................    30,626     *

     Scott Barnum.............................................    20,626     *

     Thomas Schwalm (6).......................................    22,126     *

     Nancy Mootz (7)..........................................     9,214     *

     All executive officers and directors as a group
      (11 persons) (8)........................................ 4,001,023  50.8

--------
 *  Less than 1%

(1) Includes 12,500 vested options from the Non-Employee Directors Stock Option Plan.

(2) Includes 116,900 vested options.

(3) Includes 34,900 vested options.

(4) Includes 47,800 vested options.

(5) Includes 17,500 vested options from the Non-Employee Directors Stock Option Plan.

(6) Includes 15,000 vested options from the Non-Employee Directors Stock Option Plan.

(7) Includes 5,000 vested options from the Non-Employee Directors Stock Option Plan.

(8) Includes 297,200 vested options.

                             ELECTION OF DIRECTORS

  The Board of Directors currently has eight members. The Board is divided into three classes with three year staggered terms. Successors to the class of directors whose term expires at any annual meeting shall be elected for three-year terms. Each of Kurt Dammeier and Martin Kelly is nominated as a member of Class III to serve for a three-year term until the annual meeting of the shareholders in 2004 and until his successor is elected and qualified. Unless otherwise directed, the persons named in the proxy intend to cast all proxies in favor of the nominees, Messrs. Dammeier and Kelly.

  Each of the nominees has indicated that he is willing and able to serve as a director. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The Proxies being solicited hereby will be voted for no more than two nominees at the 2001 Annual Meeting.

  Effective at the 2001 Annual Meeting, George Textor's term on the Board is expiring, and he is retiring from the Board. Thomas Schwalm and John Stoddard are also resigning their positions on the Board of Directors effective at the Annual Meeting.

Vote Required

  The two nominees receiving the largest number of votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present, will be elected as Class III directors. Shareholders do not have cumulative voting rights in the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

  THE BOARD RECOMMENDS A VOTE IN FAVOR OF ELECTION TO THE BOARD OF EACH OF THE NOMINEES.

Directors

  The following table sets forth information regarding each nominee for election as a director and each director whose term of office will continue after the Annual Meeting.

                                                                      Expiration
     Name                        Current Position with Company(1) Age  of Term
     ----                        -------------------------------- --- ----------
     Kurt Dammeier.............. Chairman of the Board             42    2001
     Martin Kelly............... Chief Executive Officer           46    2001
     George Hancock............. Director/Founder                  56    2002
     Scott S. Barnum............ Director                          45    2002
     Nancy Mootz................ Director                          45    2003

--------
(1) For a description of certain committees of the Board of Directors and the members of such committees, see "Committees of the Board" below.

  KURT DAMMEIER has been a director of the Company since June 1999 and was elected Chairman of the Board in December 1999. Mr. Dammeier is a private investor and sole Manager of Sugar Mountain Capital, LLC. Mr. Dammeier was most recently President and Chief Executive Officer of Quebecor Integrated Media, an information services company. Mr. Dammeier earned his Bachelors Degree from Washington State University in 1982.

  MARTIN KELLY was appointed Chief Executive Officer on December 7, 1999 and has been a director of the Company since August 1999. Mr. Kelly joined the Company in August 1999 as President and Chief Operating Officer. Mr. Kelly has over 20 years of beverage industry experience, earned at Miller Brewing Company (Miller), Borden, Inc. (Borden), and Coca-Cola Enterprises (Coca-
Cola). At Miller, he served as Regional Vice President for 23 western states and was responsible for the operations of the Jacob Leinenkugel

Brewing Company, a regional specialty brewer, and a wholly owned subsidiary of Miller. Prior to joining Miller, Mr. Kelly was a Vice President of Marketing and Sales Development at Borden. At Coca-Cola, Mr. Kelly held a variety of sales, marketing and general management positions, and most recently was Division Vice President and General Manager of the Mid Atlantic Division. Mr. Kelly earned a Masters Degree in Business Administration and a Bachelor of Science Degree in Commerce from the University of Virginia.

  GEORGE HANCOCK has been a director of the Company since 1989. Mr. Hancock served as Chief Executive Officer from May 1992 until his retirement in December 1999, as President from July 1995 until December 1996 and as Chairman of the Board of the Company from January 1997 to December 1999. Mr. Hancock previously served as Chairman of the Board of the company from July 1989 until July 1995. He was President of Penknife Computing, Inc., a computer software company, from 1988 to May 1992. Mr. Hancock was previously employed by the international accounting firm of Coopers & Lybrand, where he was primarily responsible for management consulting projects. Mr. Hancock was also the founder of two startup software companies in England and the United States. He was awarded a Masters Degree in Business Administration by Cranfield Institute of Technology, England in 1981. He qualified as an accountant in England in 1967.

  SCOTT S. BARNUM has been a director of the Company since February 1999. Mr. Barnum is currently Acting Chief Operating Officer of Woosh!, Inc. (Woosh!) an e-commerce/internet infrastructure company. Prior to joining Woosh!, Mr. Barnum was Vice President--International for eBay Inc., the leading Internet based person-to-person trading community. Mr. Barnum was previously employed as President and Chief Operating Officer of Pete's Brewing Company, the nation's second largest brewer of craft beers. His background includes four years with Miller Brewing company where he held several senior level appointments in the marketing department and where he ultimately became General Manger of the American Specialty and Craft Beer Co., a wholly owned subsidiary formed to establish a national presence in the craft beer segment. His previous experience included nine years with PepsiCo Inc. in its soft drink and snack divisions, both domestically and internationally, in marketing management. Mr. Barnum earned a Masters Degree in Business Administration from Columbia University.

  NANCY MOOTZ has been a director of the Company since February 2000. Ms. Mootz is founder of Mootz and Company, a restaurant consulting and development firm, as well as Kona Pacific Enterprises, a food products marketing and distribution company. Since 1991, her work has included strategic planning, expansion programs, financial analysis and valuations, leasing, construction and new restaurant launch assignments. Concurrently, she conceptualized, financed, constructed and served as general partner and operator of three "fine dining' restaurants in the San Francisco Bay Area. Ms. Mootz is an instructor at the Culinary Institute of America and also has been a guest lecturer for courses in business and entrepreneurship at the University of San Francisco and University of California, Berkeley Haas School of Business. Ms. Mootz has a Bachelor of Arts in Economics from Stanford University, and a Masters in Business Administration from Harvard.

General Information

Committees of the Board of Directors

  The Board has a standing Audit Committee and a Compensation Committee and may form ad hoc Committees from time to time as appropriate. The Audit Committee currently comprised of Ms. Mootz and Messrs. Barnum and Textor recommends the selections of the Company's independent auditors and consults with the independent auditors on the Company's internal accounting controls. The Audit Committee met four times during 2000. The Compensation Committee, currently comprised of Messrs. Barnum, Dammeier and Hancock, recommends to the Board salaries and bonuses for the Company's executive officers and administers the Company's Amended and Restated 1995 Employee Stock Option Plan. The Compensation Committee met once in 2000. The Board of Directors met four times during 2000. Each member of the Board of Directors attended at least 75% of the Board meetings. Each member of the Board who also served on one of the committees of the Board attended at least 75% of the meetings of all committees on which he or she served.

Audit Committee

  The Audit Committee operates pursuant to a charter adopted by the Board of Directors on May 3, 2000. The primary responsibilities of the Audit Committee are to oversee that management has maintained the reliability and integrity of the Company's accounting policies, financial results, internal controls and to assure compliance with applicable laws, regulations and Company policies. A copy of the Audit Committee Charter is attached as Exhibit A to the Proxy Statement.

  The members of the Audit Committee are Ms. Mootz and Messrs. Barnum and Textor. Each of the members of the Audit Committee is an independent director under the rules of The Nasdaq Stock Market. The members of the Audit Committee also possess the level of financial literacy and sophistication required by The Nasdaq Stock Market rules.

Report of the Audit Committee of Pyramid Breweries Inc.

February 6, 2001

To the Board of Directors of Pyramid Breweries Inc.:

  We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2000. We have discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence. We have considered the compatibility of the non-audit services provided by the Company's auditors with auditor independence.

  Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          2000 Audit Committee

                                          Scott Barnum
                                          Nancy Mootz
                                          George Textor

Fee Disclosure

Audit Fees

  The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the year were $71,450.

All Other Fees

  The aggregate fees billed by Arthur Andersen for services rendered to the Company, other than the services described above under "Audit Fees", for the fiscal year ended December 31, 2000 were $61,500.

Executive Compensation

  Compensation Summary. The following table summarizes the annual compensation for services rendered during 2000, 1999 and 1998 for the Company's chief executive officer and its other executive officers whose salary and bonus exceeded $100,000 in 2000 ("Named Executive Officers").

                          Summary Compensation Table

                                                 Annual
                                              Compensation
                                           ------------------    All Other
Name and Principal Position                Salary (1)  Bonus  Compensation (2)
---------------------------                ---------- ------- ----------------
Martin Kelly......................... 2000  $213,600  $24,418       $751
  President & Chief Executive Officer 1999    77,960   11,918          0
                                      1998         0        0          0

Gary McGrath......................... 2000   132,335   17,635      2,532
  Vice President, Sales               1999    22,621        0          0
                                      1998         0        0          0

Nick Walpert (3)..................... 2000   109,910   18,750          0
  Vice President and Chief Operating  1999         0        0          0
   Officer, Alehouse Operations       1998         0        0          0

--------
(1) Includes a car allowance.

(2) Consists of the Company's matching to the 401(k) plan.

(3) Mr. Walpert joined the Company on March 21, 2000 as Vice President and Chief Operating Officer, Alehouse Operations.

Grants of Stock Options

  The following table sets forth certain information concerning Options granted during 2000 to the named executives:

                                                                               Potential
                                                                              Realizable
                                                                               Value at
                                                                            Assumed Annual
                                                                            Rates of Stock
                                         Individual Grants                       Price
                         --------------------------------------------------  Appreciation
                                       % of Total                           for Option Term
                                     Options Granted Exercise or                  (1)
                           Option    to Employees in Base Price  Expiration ---------------
Name                     Granted (#)   Fiscal Year    ($/Share)     Date    5% ($)  10% ($)
----                     ----------- --------------- ----------- ---------- ------- -------
Martin Kelly............    50,000           9%         $1.82      1/3/2010  57,239 145,054

Gary McGrath............     5,000           1%          1.82     5/16/2010   5,724  14,505
                             5,000           1%          1.82     7/26/2010   5,724  14,505
                           100,000          18%          2.00    11/15/2010 125,800 318,800

Nick Walpert............   120,000          21%          2.00     3/21/2010 150,960 382,560
                             5,000           1%          1.82     7/26/2010   5,724  14,505

--------
(1) Potential realizable values are based on assumed compound annual appreciation rates specified by the SEC. These increases in value are based on speculative assumptions and are not intended to forecast possible future appreciation, if any, of the Company's stock price.

Year End Options

  The following table sets forth information concerning the number and value of options held by the named executive officers on December 31, 2000.

                            Year End Option Values

                                                    Number of Securities      Value of Unexercised
                                                   Underlying Unexercised     In-the-Money Options
                                                     Options at Year End         at Year End(4)
                         Shares Acquired  Value   ------------------------- -------------------------
Name                       on Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- -------- ----------- ------------- ----------- -------------
Martin Kelly (1)........     12,600       $6,328    93,300       144,100       $756        $5,976
Gary McGrath (2)........        --           --     23,800       136,200        252         1,548
Nick Walpert (3)........        --           --     33,800        91,200         90           810

--------
(1) The weighted-average exercise price of these options is $1.96 per share of common stock.

(2) The weighted-average exercise price of these options is $1.99 per share of common stock.

(3) The weighted-average exercise price of these options is $1.99 per share of common stock.

(4) The closing price on The Nasdaq National Market on December 31, 2000 was $2.00.

Employment Agreements

  The Company entered into an employment agreement with Mr. Kelly as of December 7, 1999, whereby he serves as a Director and Chief Executive Officer of the Company. Effective January 1, 2001, the employment agreement was amended to provide Mr. Kelly an annual base salary of $224,000 plus a car allowance. Mr. Kelly also may receive a personal performance bonus ranging from 25% to 100% of base salary depending upon the financial performance of the Company. If Mr. Kelly's employment is terminated without cause, he will receive his annual base salary for a period of one year following the date of such termination.

Compensation of Directors

  Each non-employee director receives a fee of $500 for each Board meeting attended and $385 for each Committee meeting attended. In addition, directors receive a $3,000 annual retainer which the directors chose to receive in Pyramid Breweries Inc. Common Stock. All directors are reimbursed for out of pocket expenses for each Board meeting attended, and non-employee directors also participate in the Non-Employee Directors Stock Option Plan ("Director Plan").

  The Director Plan provides for grants of stock options covering 5,000 shares of Common Stock to be made automatically on the date of each annual meeting of shareholders commencing with the 1999 annual shareholders meeting to each non-employee director of the Company, so long as shares of Common Stock remain available under the Directors Plan. The exercise price under each option is the fair market value of the Common Stock on the date of grant. Each option expires in ten years after grant or one year after the death of the recipient director. A total of 250,000 shares of Common Stock are reserved for future grants of options under the Directors Plan. During 2000, 40,000 options were granted under the Directors Plan: 5,000 shares to each Ms. Mootz and Messrs. Dammeier, Hancock, Schwalm, Textor, Stoddard, Barnum and Toledo.

Report of Compensation Committee

  The Compensation Committee of the Board of Directors of the Company (the "Committee") determined and administered the compensation of the Company's executive officers during 2000.

  Compensation Philosophy. The Committee endeavors to ensure that the compensation programs for executive officers of the Company are effective in attracting and retaining key executives responsible for the success of the Company and in promoting its long-term interests and those of its shareholders. The Committee seeks to align total compensation for management with corporate performance. The Committee places emphasis on variable, performance-based components, such as stock option awards and cash bonuses, the value of which could increase or decrease to reflect changes in corporate and individual performances. These short- and long-term incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and shareholder value.

  The Committee took into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company's executive officers during 2000. In 2000 the Committee developed quantifiable corporate and individual performance measures such as sales increases, margin improvement, net income and adjusted EBITDA and implemented very specific performance measures for each executive. The Committee also recognized qualitative factors, such as demonstrated leadership ability.

  Base salaries for the executive officers were established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position and the salaries paid to comparable officers by companies which are competitors of the Company. Salaries are reviewed periodically and adjusted as warranted to reflect individual performance. The Committee focused primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

  From time to time, executive officers have been eligible to receive incentive compensation awards under the Company's annual bonus plan and stock option plan, based upon corporate and individual performance. In approving grants and awards under the bonus plan and the option plan, the Committee considered the quantitative and qualitative factors and industry comparisons related to sales and earnings growth.

  In general, compensation payments in excess of $1 million to the CEO are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). However, certain performance based compensation is not subject to such limitation. The Company's stock option plan currently qualifies for such performance based exception. The Company does not expect that its cash compensation payable to the CEO will exceed the $1 million limitation during fiscal 2001.

  Chief Executive Officer Compensation. In evaluating the compensation of Martin Kelly, President and Chief Executive Officer of the Company for 2000, the Committee reviewed Mr. Kelly's performance in managing the business through a transition year.

  The Committee noted that the Company's gross sales increased by 5.2% to $30.3 million in 2000 from $28.8 million in 1999. Total soda sales increased 26.3% to $4.8 million and alehouse sales increased 6.7% to $7.7 million in 2000 compared to the year before. Gross profit as a percentage of sales increased to 26.5% from 24.3% in 1999. The Company posted a net income of $33,000 compared to a loss of $583,000 (adjusted for non-recurring charges of $3.8 million) in the prior year. Earnings before interest, taxes, depreciation, amortization and non-recurring charges increased 13.7% to $2.5 million for 2000. Cash provided by operations increased significantly to $2.5 million from $1.9 million. The 2000 operating performance improved substantially, the Company successfully recruited a new CFO and VP of Alehouse Operations, and the Company continued to execute a new balanced growth strategy.

  In accordance with the compensation philosophy described above, the Committee increased Mr. Kelly's base salary to $224,000 and awarded a $46,000 cash bonus for personal performance.

                                          2000 Compensation Committee

                                          Kurt Dammeier--Chairman
                                          Scott Barnum
                                          George Hancock

Performance Graph

  The following graph compares the cumulative total shareholder return (stock price appreciation plus dividends) on the Common Stock with the cumulative total return of the S&P 500 Index and the following group of peer companies (based on weighted market capitalization) selected by the Company: Boston Beer Company, Redhook Ale Brewery Incorporated, Big Rock Brewery, Ltd. and Minnesota Brewing Company.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
       AMONG PYRAMID BREWERIES INC., THE S&P 500 INDEX AND A PEER GROUP

                       [PERFORMANCE GRAPH APPEARS HERE]

                           1995     1996     1997     1998     1999     2000
-----------------------------------------------------------------------------
Pyramid Breweries, Inc.   100.00    24.59    17.62     9.84    12.76    14.53
Peer Group                100.00    44.00    29.35    29.43    25.18    27.15
S&P Composite Index       100.00   122.96   163.98   210.84   255.22   231.98
--------
* Assumes $100 invested on January 1, 1996 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under SEC rules, the Company's directors, executive officers and beneficial owners of more than 10% of any equity security of the Company are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal 2000 such SEC filing requirements were satisfied.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

  Shareholder proposals intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company no later than December 7, 2001. Proposals may be mailed to the Company, to the attention of the Secretary, 91 So. Royal Brougham Way, Seattle, Washington 98134. The Company's management will have discretionary authority to vote its proxies on any proposal introduced by a shareholder at the Company's 2002 annual meeting unless the shareholder notifies the Company on or before February 17, 2002 that such shareholder intends to introduce a proposal.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors knows of no matters, which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Kurt Dammeier

                                          Kurt Dammeier
                                          Chairman

                                 DIRECTIONS TO
             PYRAMID BREWERIES INC. ANNUAL MEETING OF SHAREHOLDERS

                         Hotel Edgewater, Rainier Room
                           Pier 67, 2411 Alaskan Way
                               Seattle, WA 98121
                                 (206) 728-7000





                                     [MAP]

                             From Sea-Tac Airport:

  When leaving the airport, follow the street signs onto Interstate 5 North. Follow I-5 North into the city, and take the Dearborn / James / Madison Street exit, following the directional signs to Madison Street. At the first stop light, turn left on to Madison Street and follow down to the waterfront, coming to a "T" with Alaskan Way. Turn right onto Alaskan Way, and continue down for one mile to Hotel Edgewater located on Pier 67 on your left, just past the Bell Harbor International Conference Center.

                             From I-5 going South:

  From I-5, take the Mercer Street exit on your right, which passes through a small tunnel. Once through the tunnel, remain in either of the two right-hand lanes. At the stop light turn right onto Fairview Avenue North, followed by an immediate left at the next light onto Valley Street. Continue straight through the next light wherein Valley Street becomes Broad Street. Stay on Broad Street passing the Space Needle and the Experience

Music Project, and continuing straight through the intersection with Denny Way. Follow Broad Street down towards the waterfront. At the intersection with Elliot Avenue, continue straight through the light crossing over the railroad tracks, where the road curves left (South) onto Alaskan Way. Continue for three blocks past the Victoria Clipper. The Hotel will be on the right side of the street on Pier 67.

                                  From I-90:

  Take the 4th Avenue exit. Turn right onto 4th Avenue. Take the first right onto Royal Brougham Way. Follow to the third street and turn right onto Alaskan Way. Proceed two miles to the Hotel located on Pier 67, just past the Bell Harbor International Conference Center.

                       From Highway 99 (Aurora Avenue):

  Take the Broad Street exit. Stay on Broad Street until you arrive at the waterfront. Turn left onto Alaskan Way and continue for three blocks. The Hotel will be on the right-hand side at Pier 67, just past the Victoria Clipper.

                                                                       Exhibit A

                            Pyramid Breweries, Inc.
                   Audit Committee of The Board of Directors
                                  May 3, 2000

I.  Overall Purpose

The primary purpose of the Audit Committee is to assist the Board of Directors in achieving its oversight responsibilities in the following areas:

 . Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

 . Overseeing that management has established and maintained processes to assure that an adequate system of internal control over key business risks is functioning within the Company;

 . Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies.


II.  Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board. Each member of the Committee shall be an independent director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and will serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.


III.  Meetings

The Committee shall meet at least quarterly, prior to the Company's release of earnings for the preceding quarter. In addition to the Committee members, Company management and the independent accountants will attend these quarterly meetings. The agenda for the quarterly meetings shall include, at a minimum, a review of the Company's financial results and an executive session with the independent accountants. The Committee will include other agenda topics, which in its opinion are necessary to executing its responsibilities under this charter. The Committee may meet more frequently as circumstances dictate.

IV.  Activities

In fulfilling its overall purpose, the audit committee shall annually schedule and carry out the following activities. The five broad areas of activities include:

 .  General
 .  Reporting
 .  Independent Accountants
 .  Key Risks and Controls
 .  Ethical and Legal Standards

The following describes the anticipated annual schedule of activities for each area.

                            Pyramid Breweries, Inc.
                   Audit Committee of The Board of Directors
                            Schedule of Activities
                                  May 3, 2000

------------------------------------------------------------------------------------------------------------------------------------
                            Activities                                                                  Timing
                                                                                  --------------------------------------------------
                                                                                     All       As
                                                                                  Meetings  Required  January  April  July  October
------------------------------------------------------------------------------------------------------------------------------------
Area:  GENERAL

1.  Determine that each Committee member is independent and free from                          X
    any relationships that would interfere with the exercise of his or her judgment as a member of the Committee.  Definition of
    independence would exclude directors who:

       .  Have been employed by the corporation during the past three years,

       . Accept compensation in excess of $60,000 from the Company, or any of its affiliates during the previous fiscal year other than for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation,

       . Are members of the immediate family of any executive officer employed during the past three years,

       . Are executives of other corporations where any of the corporations executives serves on the compensation committee

       . Is a partner in, a controlling shareholder or executive officer of any for-profit business organization to which the corporation made or received payments in any of the past three years that exceed 5% of the company's or business organizations consolidated gross revenues for that year, or $200,000, whichever is greater. Payments resulting solely from investments in the company's securities need not be considered for this purpose.

2.  Determine that all Committee members are "financially literate" and at                     X
    least one member has financial management experience, as defined by the full board.

3.  Review and update this Charter periodically, at least annually, as                                                         X
    conditions dictate.  Full board approval is required for adoption and significant changes to the charter.

4.  Submit the minutes of all meetings of the audit committee to, or discuss         X
    the matters discussed at each meeting with the full Board of Directors.

5.  The audit committee shall have the power to conduct or authorize                           X
    investigations into any matters within the committee's scope of responsibilities.  The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                            Activities                                                                  Timing
                                                                                  --------------------------------------------------
                                                                                     All       As
                                                                                  Meetings  Required  January  April  July  October
------------------------------------------------------------------------------------------------------------------------------------
Area:  REPORTING

1.  Review the Company's annual financial statements and any reports or other                  X
    financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

2.  Review with management and the Company's independent public accountants                              X       X      X      X
    the applicability and impact of any new pronouncements issued by the
    FASB and SEC or other applicable regulatory agencies.

3.  Disclose in the annual proxy statement whether the Committee has                           X
    satisfied its responsibilities in compliance with this charter.
    Specifically, the report would require the committee to state that they have reviewed and discussed the financial statements with management, discussed the items required by Statement on Auditing Standards (SAS) # 61
    (including the quality of reporting) with independent auditors, and indicate that the audit committee has received a written report from auditors required by Independence Standards Board Statement # 1 regarding auditors' independence.  Finally, the report would require audit committee's to recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC.

4.  Publish the written charter in the annual report at least every three                      X
    years or in the next proxy statement after a significant amendment.

5.  Meet with (telephonic or in person) financial management and the                                     X       X      X      X
    independent accountants following the completion of the independent accountants SAS #71 interim financial review and prior to the form 10Q filing/release of earnings.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                            Activities                                                                  Timing
                                                                                  --------------------------------------------------
                                                                                     All       As
                                                                                  Meetings  Required  January  April  July  October
------------------------------------------------------------------------------------------------------------------------------------
Area:  INDEPENDENT ACCOUNTANTS

1.  Review and approve the selection of the independent accountants. The                                         X
    independent accountants are ultimately accountable to the board of directors and the audit committee as representatives of the shareholders

2.  Review with the independent accountants the scope of their examinations                                             X
    of the books and records of the Company and its subsidiaries and direct the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance.
    Authorize the auditors to perform such supplemental reviews or audits, as the Committee may deem desirable.

3.  On an annual basis, receive a formal written statement from the                                      X
    independent auditors as to all significant relationships the accountants have with the Company to determine the accountants'
    independence.

4.  Review with management and the independent auditor their  qualitative                                X       X      X      X
    judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

5.  Review with management and the independent accountants at the                                        X
    completion of their audit:

       . The existence of any fraud or illegal acts that the auditor may have become aware of;

       . Any significant deficiencies in the design or operation of internal controls noted during the audit;

       . Selection of and changes in significant accounting policies or their application;

       . Process used by management in making significant accounting judgments or estimates

       .  Significant audit adjustments

       . Review by the auditors of other information in the audited financial statements.

       .  Disagreements with management

       . Consultation, if any, with other auditors on significant accounting matters

       .  Serious difficulties encountered during the audit

6.  Consider recommendations from the independent accountants regarding                                  X
    internal controls, information technology controls and security and other matters relating to the Company and its subsidiaries.  Review management's actions to correct any such controls or processes deemed to need improvement.

7.  Provide sufficient opportunity for the independent auditors to meet with                             X       X      X      X
    the members of the audit committee without members of management present.
    Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                            Activities                                                                  Timing
                                                                                  --------------------------------------------------
                                                                                     All       As
                                                                                  Meetings  Required  January  April  July  October
------------------------------------------------------------------------------------------------------------------------------------
Area:  KEY RISKS AND CONTROLS

1.  Inquire of management, the independent auditors about significant risks                              X       X      X      X
    or exposures and assess the steps management has taken to minimize such risks.

2.  Review accounting and financial human resources and succession planning.                   X

------------------------------------------------------------------------------------------------------------------------------------
Area:  ETHICAL AND LEGAL STANDARDS

1.  Review, with the Company's counsel, legal compliance matters                               X
    including corporate securities trading policies.

2.  Perform any other activities consistent with this Charter, the Company's                   X
    By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

3.  Review and approve updates periodically to the Corporations Code of                        X
    Conduct and ensure that management has established a system to enforce this Code.

4.  Perform any other activities consistent with this Charter, the Corporation's               X
    By-laws and governing law, as the Committee or the Board deems necessary or appropriate.
------------------------------------------------------------------------------------------------------------------------------------

PROXY

                            PYRAMID BREWERIES INC.
                           91 So. Royal Brougham Way
                           Seattle, Washington 98134

            For the Annual Meeting To Be Held Thursday, May 3, 2001

       THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF THE COMPANY

Revoking any such prior appointment, the undersigned, a shareholder of Pyramid Breweries Inc. hereby appoints Kurt Dammeier and Martin Kelly and either of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock of the undersigned in said Corporation at the Annual Meeting of Shareholders of said Corporation to be held at the Hotel Edgewater, Pier 67, 2411 Alaskan Way, Seattle, Washington, on May 3, 2001 at 9:00 A.M. local time and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents of their substitutes may lawfully do in place of the undersigned as indicated below.

                 (Continued and to be signed on reverse side)


                           . FOLD AND DETACH HERE .

                                                                Please mark  [X]
                                                              your votes as
                                                               indicated in
                                                              this example.

This proxy when properly executed will be voted as directed. If no direction is indicated, this proxy will be voted FOR the following proposals:

                                                         WITHHOLD
Proposal 1.  Election of the Board of Directors:   FOR     VOTE

Nominees:  Kurt Dammeier, Martin Kelly             [ ]      [ ]

(Instruction: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

---------------------------------------------------

With respect to the transaction of such other business as may properly come before the Meeting, Proxyholder, in his sole discretion, will vote the proxy as he may see fit. When shares held at joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such; if a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership by authorized person.

          Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

            Your name and address are shown as registered -- please
             notify the Corporation of any change in your address.

Signature
         -----------------------------------------------------------------------
Please sign exactly as name appears.

Signature if held jointly
                         -------------------------------------------------------

Dated                           ,2001
     ---------------------------

                           . FOLD AND DETACH HERE .